Exhibit 21

LIST OF SUBSIDIARIES

Name of Company	Year of Incorporation, Amalgamation or Acquisition	Jurisdiction of Incorporation	Ownership
Organic Land Corporation OOD	2012	Bulgaria	100%
SunOpta Foods Bulgaria EOOD	2012	Bulgaria	100%
WGI Heavy Metals, Incorporated	2012	British Columbia	66.1%
Crown of Holland B.V.	2012	The Netherlands	100%
Babco Industrial Corp.	2012	Saskatchewan	66.1%
Inland RC, LLC	2011	Ohio	66.1%
SunOpta Foods Inc.	2010	Delaware	100%
SunOpta Grains and Foods Inc.	2010	Minnesota	100%
Mascoma Corporation	2010	Delaware	18.7%
SunOpta Africa (Proprietary) Limited	2009	South Africa	100%
Opta Minerals (Europe) SAS	2009	France	66.1%
Cooperatie SunOpta U.A.	2008	The Netherlands	100%
The Organic Corporation B.V.	2008	The Netherlands	100%
SunOpta Food (Dalian) Co., Ltd.	2008	China	100%
Trabocca B.V.	2008	The Netherlands	65%
Supreme Small Holders Coffee PLC	2008	Ethiopia	52%
SunOpta Foods Europe B.V. (formerly Internamtrade B.V.)	2008	The Netherlands	100%
Tradin Organics USA, Inc.	2008	Delaware	100%
Tradin Organic Agriculture B.V.	2008	The Netherlands	100%
Opta Minerals A.B.	2008	Sweden	66.1%
Opta Minerals A.S.	2008	Slovakia	66.1%
Colorado Sun Oil Processing LLC	2008	Colorado	50%
Servicios SunOpta, S. De R. L.De C.V.	2007	Mexico	100%
SunOpta de Mexico, S. De R. L.De C.V.	2007	Mexico	100%
SunOpta Fruit Group Inc.	2007	California	100%

Name of Company	Year of Incorporation, Amalgamation or Acquisition	Jurisdiction of Incorporation	Ownership
SunOpta Global Organic Ingredients, Inc.	2007	California	100%
Newco a.s.	2007	Slovakia	66.1%
Sellet Hulling Corporation PLC	2007	Ethiopia	35%
MTI 01 – 2006 Inc.	2006	Delaware	66.1%
Magnesium Technologies Corporation	2006	Michigan	66.1%
OPM 01 – 2006 Inc.	2006	Delaware	66.1%
Bimac Inc.	2006	Michigan	66.1%
Opta Minerals Inc.	2004	Federal Canada	66.1%
Opta Minerals (USA) Inc.	2004	Delaware	66.1%
SunOpta Ingredients, Inc.	2002	Delaware	100%
SunOpta Investments Ltd.	2002	Canada	100%
SunOpta LLC	2002	Delaware	100%
International Materials & Supplies, Inc.	2002	Virginia	66.1%
Virginia Materials Inc.	2001	Delaware	66.1%
Temisca Inc.	2000	Quebec	66.1%
SunOpta Aseptic, Inc.	2000	Minnesota	100%